EXHIBIT 10.35
                                                      -------------



                     UNITED AIR LINES, INC.
                  SUPPLEMENTAL RETIREMENT PLAN
                  ----------------------------

                    (As amended and restated
                    effective January 1, 1989)





                        TABLE OF CONTENTS
                        -----------------

Section                                             Page
-------                                             ----

     Table of Defined Terms                          ii

1.   Introduction                                     1

     1.1.     Purpose                                 1
     1.2.     Effective Date                          1
     1.3.     Administration                          1
     1.4.     Funding                                 1

2.   Participation and Supplemental Benefits          2

     2.1.     Participation                           2
     2.2.     Eligibility for Supplemental Benefits   2
     2.3.     Amount of Supplemental Benefits         3
     2.4.     Payment of Supplemental Benefits        3
     2.5.     Other Supplemental Benefit Plans        4

3.   General Provisions                               4

     3.1.     Employment Rights                       4
     3.2.     Interest Not Transferable               5
     3.3.     Incompetency                            5
     3.4.     Gender and Number                       5
     3.5.     Controlling Law                         5
     3.6.     Successors                              5
     3.7.     Action by the Company                   5
     3.8.     Defined Terms                           5

4.   Amendment and Termination                        5





                               -i-

                      TABLE OF DEFINED TERMS
                      ----------------------

                                                    Plan Section
Term                                                Where Found
----                                                ------------

Amendments                                           2.4

Alternative IID Limitation                           2.2 (c) (v)

Company                                              1.1

Deferred Incentive Award                             2.2 (c) (ii)

Deferred Payment                                     2.2 (c) (iii)

Effective Date                                       1.2

Entitlement Year                                     2.2 (c) (ii) & (iii)

IRC                                                  1.1

Incentive Plans                                      2.2 (c) (ii)

Participant                                          1.1

Plan                                                 1.1

Retirement Plan                                      1.1

Retirement Plan Benefit                              2.2 (a)

Subsection 5.8                                       2.2 (c) (iv)

Supplemental Benefits                                1.4 & 2.3

Surviving Spouse                                     1.1

UAL Companies                                        1.1




                               - ii -



                      UNITED AIR LINES, INC.
                   SUPPLEMENTAL RETIREMENT PLAN
                   ----------------------------

                    (As amended and restated
                   effective January 1, 1989)

                            SECTION 1
                            ---------

                          Introduction
                          ------------

     1.1     Purpose.     The United Air Lines, Inc. Supplemental
Retirement Plan (the "Plan") is maintained by United Air Lines, Inc. (the "Company") for the purpose of supplementing the retirement incomes payable under the United Air Lines, Inc. Non-Union Ground Employees' Retirement Plan or any successor plan (the "Retirement Plan") to certain employees of the Company who meet the requirements of section 2.1 of this Plan (each a "Participant") or, if any such employee dies, his surviving spouse, if any, to whom a pre-retirement survivor benefit is payable under the Retirement Plan ("Surviving Spouse"), as authorized by resolutions of the Company's Board of Directors adopted on April 24, 1980, October 25, 1984, November 28, 1986, June 1, 1987, and January 31, 1990. Except as otherwise provided in section 2.5, it is the intent of this Plan to pay benefits only if a Participant's last employment with the UAL Companies is with the Company. The "UAL Companies" (individually a "UAL Company") are UAL Corporation (formerly named Allegis Corporation) and all other companies that together with UAL Corporation are or have been members of a controlled group of corporations as defined in 414(b) of the Internal Revenue Code of 1986 ("IRC").

     1.2.    Effective Date.    The Plan became effective
January 1, 1987 (the "Effective Date") and is amended and restated effective January 1, 1989.

     1.3.    Administration.     The Plan will be administered
by the Committee appointed by the Board of Directors for the purpose of administering the Retirement Plan, currently the Pension and Welfare Plans Administration Committee. In administering this Plan the Committee will have all of the same rights, duties, obligations, discretions, and protections it possesses in connection with the administration of the Retirement Plan, except for any duty or obligation related to maintaining this Plan as a qualified plan under the IRC.

     1.4.    Funding.    Benefits payable under this Plan
("Supplemental Benefits") to or on account of any Participant will be paid directly by the Company and will be reflected on the books of the Company as a general unsecured and unfunded obligation of the Company unless and until this Plan is amended to provide for a trust or other method of Plan funding.


                            SECTION 2
                            ---------

             Participation and Supplemental Benefits
             ---------------------------------------

     2.1.    Participation.     A person will become a
Participant in this Plan if he is a "Participant" (as defined in the Retirement Plan) in the Retirement Plan on or after the Effective Date and if he meets the eligibility requirements of section 2.2 of this Plan.

     2.2.    Eligibility for Supplemental Benefits.     A
Participant, or his Surviving Spouse, will be eligible for Supplemental Benefits under the Plan if:

     (a) On or after the Effective Date, he becomes entitled to a Retirement Income Benefit, a Vested Termination Benefit, a Pre-Retirement Survivor Benefit, or a Minimum Spouse's Benefit, as the case may be, under the Retirement Plan (any such benefit being hereafter referred to as a "Retirement Plan Benefit");

     (b) Except as otherwise provided in section 2.5 of this Plan, the Company is the last of the UAL Companies for which the Participant worked before he ceased all employment with the UAL Companies; and

     (c) Any one or more of the following is true with respect to the Participant:

               (i)     his Retirement Plan Benefit is reduced
          because of the limits imposed by IRC 415 or any successor provision;

               (ii)    he, at any time before or after the
          Effective Date, participated in the United Air Lines, Inc. Management Incentive Plan, the UAL Corporation Incentive Compensation Plan, or any predecessor plan of either (the "Incentive Plans"), and payment of all or any portion of any incentive award under the Incentive Plans that otherwise would have been paid to him in a year (the "Entitlement Year") is instead deferred until a later year (any such Award is hereafter referred to as a "Deferred Incentive Award"), resulting in the exclusion of all or a portion of the Deferred Incentive Award from the Earnings taken into account under the Retirement Plan for the purpose of calculating a Retirement Plan Benefit;

               (iii)   he, at any time before or after the
          Effective Date, deferred a portion of his compensation pursuant to resolutions of the Company's Board of Directors adopted on November 28, 1986 from the year during which it otherwise would have been paid to him ("Entitlement Year") to a later year (any such deferred compensation is hereafter referred to as a "Deferred Payment"), resulting in the exclusion of all or a portion of the Deferred Payment from the Earnings taken into account under the Retirement Plan in calculating a Retirement Plan Benefit;

               (iv)   his Retirement Plan Benefit is reduced
          because of the application of subsection 5.8 (or any successor provision) of the Retirement Plan
          ("Subsection 5.8") in the determination of his Accrued
          Benefit under the Retirement Plan;

               (v) his Retirement Plan Benefit is reduced because the Company elected to use Alternative IID provided in IRS Notice 88-131, I.R.B. 1988-52, dated December 27, 1988, as it later may have been amended, supplemented, or clarified (the "Alternative IID Limitation"); or

               (vi)   his Retirement Plan Benefit is reduced
          because of the limits imposed by IRC 401(a)(17) or any successor provision.

     2.3.     Amount of Supplemental Benefits.     A Participant
or his Surviving Spouse will be entitled to monthly Supplemental
Benefits payable under this Plan in an amount equal to the excess of:

     (a) The Retirement Plan Benefit that would have been payable if (i) the amount of each Deferred Incentive Award and each Deferred Payment, in each case if any, had been included in the participant's Earnings under the Retirement Plan for the Entitlement Year and (ii) such benefit had been determined without regard to the limitations on such benefit imposed by IRC 415 and 401(a)(17) or any successor provisions, without regard to Subsection 5.8, and without regard to the Alternative IID Limitation; over

     (b)   The Retirement Plan Benefit that is payable.

     2.4.     Payment of Supplemental Benefits.     The
Supplemental Benefits payable to a Participant or Surviving Spouse under this Plan will be paid in the same manner and form, to the same person or persons (including beneficiaries under the Retirement Plan), and at the same time as his or their Retirement Plan Benefits; provided, however, that until the Retirement Plan is amended to comply with those qualification requirements described in Income Tax Regulations 1.401(b)-l(b)(2)(ii) (TRA `86) as contemplated by Subsection 5.8 (the "Amendments"), no payments will be made under this Plan with respect to a Participant who is a highly compensated employee within the meaning of IRC 414(q)(1)(A) or
(B) and who terminated employment with the Company on or after January 1, 1989 unless the recipient of such payments executes and delivers to the Committee such agreements and documents as the Committee may reasonably request providing for repayment to the Company of so much of such payments as is duplicative of payments made retroactively by the Retirement Plan as a result of the Amendments.

     2.5.     Other Supplemental Benefit Plans.
Notwithstanding anything to the contrary in this Plan, if a Participant or Surviving Spouse is entitled to both a Supplemental Benefit under this Plan and one or more similar benefits under one or more supplemental benefit plans of any of the other UAL Companies, then any such Supplemental Benefit due under this Plan will be reduced to the extent necessary to ensure that the Participant or Surviving Spouse does not receive aggregate supplemental benefits in excess of the Supplemental Benefit that would be due under this Plan if all of the Participant's employment and compensation with all of the UAL Companies had instead been solely for the Company. If a person would have been a Participant in this Plan but for his failure to meet the condition of section 2.2(b) hereof that his last employment with the UAL Companies was for the Company, and if he met any of the conditions of section 2.2(c) of this Plan during his employment with the Company, and if none of the supplemental benefit plans of any of the other UAL Companies pays him the Supplemental Benefit he would have been entitled to under this Plan had he met the condition of section 2.2(b), then this Plan will pay such Supplemental Benefit based solely on his employment with the Company and, for vesting purposes only, his service with the UAL Companies. In no event will this section 2.5 be construed to provide a Supplemental Benefit, or reduce the Supplemental Benefit payable hereunder as a result of that portion of any Supplemental Benefits payable by any UAL Company, with respect to a Participant's employment with any UAL Company during any period when such UAL Company was not together with UAL Corporation a member of a controlled group of corporations as defined in IRC 414(b).

                            SECTION 3
                            ---------

                       General Provisions
                       ------------------

     3.1.      Employment Rights.     The establishment of the
Plan will not be construed to give any Participant the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

     3.2.      Interest Not Transferable.     Except as to the
withholding of any tax (including Social Security and unemployment taxes, if applicable) under the laws of the United States or any state, the interests of any Participant, Surviving Spouse, or beneficiary under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, anticipated, assigned, alienated, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

     3.3.      Incompetency.     Any Supplemental Benefits payable
hereunder to any person under a legal disability or who in the judgment of the Committee is unable to properly manage his financial affairs may be paid to the legal representative of such person in any manner in which the Committee may select.

     3.4.      Gender and Number.     Where the context admits,
words in the masculine gender include the feminine gender, the plural includes the singular, and the singular includes the plural.

     3.5.      Controlling Law.      To the extent not superseded
by the laws of the United States, the laws of Illinois will control in all matters relating to the Plan.

     3.6.      Successors.     This Plan is binding on the
Company and any successor to the Company, whether such succession is by way of purchase, merger, consolidation, or otherwise.

     3.7.      Action by the Company.     Any action required or
permitted by the Company will be by resolution of its Board of Directors or any person or persons authorized by resolution of its Board of Directors.

     3.8.      Defined Terms.     Terms used herein with initial
capitalization that are not defined herein or do not otherwise clearly have another meaning will have the meaning given such terms in the Retirement Plan.


                            SECTION 4
                            ---------

                    Amendment and Termination
                    -------------------------

     While the Company expects to continue the Plan, it reserves the right to amend the Plan from time to time or to terminate the Plan, provided, however, that no amendment or termination may reduce Supplemental Benefits that have already accrued to a Participant under the Plan to the date of such amendment or termination or that would accrue in the future under the Plan as a result of a Participant accumulating additional years of Participation under the Retirement Plan (unless any such reduction is compensated for by a corresponding and related increase in such Participant's Retirement Plan Benefit), nor may the Plan be amended to reduce or eliminate any Supplemental Benefit based on the difference between (i) Retirement Plan Benefits determined without regard to IRC 415, IRC 401(a)(17), or any successor provisions and (ii) Retirement Plan Benefits.

     IN WITNESS WHEREOF, the Company has caused this Plan to be amended and restated and, as amended and restated, to be executed on its behalf, its corporate seal to be affixed, and such execution to be attested to by its duly authorized officers as of January 1, 1989.


                              UNITED AIR LINES, INC.


                              By:  /s/ Edward H. Hoenicke
                                   ----------------------
                                       Edward H. Hoenicke
                                       Senior Vice President and
                                       General Counsel and
                                       Chairman, Pension and
                                       Welfare Plans Administration
                                       Committee

                                                    [Seal]



Attest:


/s/ Joseph T. Kane
------------------
Joseph T. Kane
Secretary

       UNITED AIR LINES, INC. SUPPLEMENTAL RETIREMENT PLAN
       ---------------------------------------------------

This is a defined benefit plan and a non IRS qualified plan covering non-union ground employees whose last employment is with the Company. The purpose of this Plan is to supplement the retirement incomes payable under the United Air Lines, Inc. Non-Union Ground Employees' Plan or any successor plan to certain employees of the Company, or the surviving spouse when applicable.

Plan No. NA                                           Key
-----------                                           ---

A: 1/1/87                                             A = Adopted
E: 1/1/87                                             E = Effective
B: 4/24/80, 10/25/84, 11/28/86 & 6/1/87               B = Board Resolution
D: NA                                                 D = IRS Determination
                                                          Date
                                                      NA = Not Applicable


                        AMENDMENT SUMMARY
                        -----------------
No amendments.